UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 26, 2014

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c) On March 26, 2014, the Board of Directors of Superior Industries International, Inc. (the “Company”), named its two executive vice presidents, Michael J. O’Rourke and Kerry A. Shiba, as interim co-CEOs. O’Rourke and Shiba will assume the role while the Board completes its search for a CEO successor to Steven J. Borick, who is retiring from his position as chief executive officer, effective March 31, 2014.

O’Rourke, 53, joined the Company in 1987 and was named executive vice president in 2008. He is responsible for the Company’s marketing, sales and operational functions. Shiba, 59, the Company’s chief financial officer, joined the Company in 2010 and was promoted to executive vice president in 2012. Prior to joining the Company, he most recently served as senior vice president, chief financial and restructuring officer and president of the original equipment business unit at Remy International, Inc., a tier-one supplier of electrical components to automobile and truck manufacturers. He is also a member of the board of directors for Ramsey Industries, LLC., a manufacturer of winches, truck mounted cranes and industrial drives.

O’Rourke and Shiba will also continue in their existing offices and responsibilities. No changes to their compensation have been made in connection with the appointments described herein.

A copy of the press release announcing the naming of Michael J. O’Rourke and Kerry A. Shiba as interim co-CEOs is attached as Exhibit 99.1 to this current report. Such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
99.1	Press release dated March 27, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: March 31, 2014	/s/ Kerry A. Shiba
Kerry A. Shiba
Interim Co-Chief Executive Officer, Executive Vice President and Chief Financial Officer